Exhibit 10.31
-------------


                              RETENTION AGREEMENT
                              -------------------

         THIS RETENTION AGREEMENT (this "Agreement") is made September __, 2001 by and between DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Company"), and First_Name" Last_Name" ("Employee").

         WHEREAS, on August 6, 2001, the Board of Directors of the Company (the "Board") adopted a Change of Control Severance Plan - 2001 (the "Plan") to provide for certain severance payments upon a Change in Control (as defined in the Plan), and the termination of the Participant (as defined in the Plan) within a year thereafter;

         WHEREAS, the Board has identified a need to supplement Employee's benefits to provide an additional incentive for Employee to remain employed with the Employer;

         WHEREAS, Employee desires to continue to remain employed by the Employer, subject to assurance that Employee will receive certain monetary benefits if Employee remains employed by the Employer on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Company and Employee agree as follows:

         1. RELATIONSHIP TO PLAN. This Agreement is intended to provide a benefit supplemental to and different from the benefits to which Employee may be entitled under the Plan. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

        2.  RETENTION BENEFITS.

            (a) Notwithstanding anything in Section 2(b) of this Agreement to the contrary, Employee shall receive three separate retention benefit payments, each totaling "Ret_Pmt_Amt", on the first normal payroll cycle after April 1, 2002, October 1, 2002, and April 1, 2003 so long as Employee has not been terminated by the Employer for Cause or resigned from the Employer after a Change of Control other than for Good Reason prior to any such payment date. If Employee is terminated by the Employer for Cause, resigns without Good Reason, or is unable to continue employment due to death or Disability, Employee's right to receive all remaining unpaid retention benefit payments shall be forfeited.

            (b) The payment of outstanding retention benefits will be accelerated upon the following conditions and in the following manner:

                (i) If Employee is terminated by the Employer other than for Cause or resigns after a Change of Control for Good Reason, Employee shall receive all remaining unpaid retention benefit payments on the first normal payroll cycle after the employee's termination or resignation.

                (ii) If a Change of Control occurs, Employee shall receive 50% of the outstanding retention benefits on the first normal payroll cycle after the Change of Control. The remaining 50% of the outstanding retention benefits shall be paid upon the earlier of (A) the termination of the Employee by the Employer without Cause, (B) the resignation of the Employee for Good Reason, or
(C) six months following the Change of Control; provided, however, that if the Employee is terminated by the Employer for Cause or resigns without Good Reason before the six month anniversary of the Change of Control, the Employee's right to receive the remaining unpaid retention benefit payment will be forfeited.

         3. NO MITIGATION. Employee shall not be obligated to seek other employment or compensation in mitigation of any amount payable under any provision of this Agreement, and the obtaining of any such other employment or compensation shall in no event reduce or limit the Company's obligations to make the payments and arrangements required to be made under this Agreement. Notwithstanding anything in Section 4(g) of the Plan to the contrary, payments under this Agreement shall not reduce amounts payable to Employee under the Plan.

         4. SEVERABILITY. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        5.  EFFECT ON OTHER AGREEMENTS AND THE PLAN.

            (a) Except as specifically set forth herein, this Agreement shall not be deemed to negate, supersede or alter any other agreement or arrangement between Employee and the Company or any other rights to which Employee may be entitled, including rights to severance payments under the Plan, and shall be and remain in effect in addition to any such other agreement or rights, whether now existing or later created.

             (b) This Agreement shall not constitute an employment agreement, and Employee shall remain an employee-at-will.

         6. TERM OF AGREEMENT. This Agreement shall be effective until all retention benefit payments have been paid. This Agreement will otherwise terminate earlier upon:

             (a) Employee's termination of employment by the Employer for Cause;

             (b) Employee's voluntary termination of employment other than for Good Reason;

             (c)  the mutual agreement of Employee and the Company; or

             (d)  Employee's breach of the attached Confidentiality Agreement.

         7. WITHHOLDING OF 401(k) ELECTIONS; TAXES; TAX REPORTING; BENEFIT/ COMPENSATION PLANS. The Company may withhold from any amounts payable under this Agreement all 401(k) elections and all such federal, state, city and other taxes and withholdings, and may file with appropriate governmental authorities all such information returns or other reports with respect to the tax consequences attendant to any amounts payable under this Agreement, as may, in its reasonable judgment, be retired by law. Any payments made hereunder shall not be taken into account in computing Employee's salary or compensation for the purposes of determining any benefits or compensation under any pension (other than the Dairy Mart Convenience Stores, Inc. 401(k) and profit Sharing Plan), retirement, life insurance, bonus, incentive or other benefit or compensation plan of the Company or its affiliates.

         8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. The Company shall require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or

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                                     Page 2
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assets of the Company, by agreement in form and substance satisfactory to
Employee, expressly to assume and agree to perform and discharge all obligations of the Company arising under this Agreement. All references herein to the Company shall be deemed to include any such successor.

         9. GOVERNING LAW. This Agreement shall in all respects be subject to, governed by and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles.

         10. NOTICES. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, or
(c) sent by next-day or overnight mail or delivery, as follows:

        To Employee:
              _________________________________________________________
              _________________________________________________________
              _________________________________________________________
              _________________________________________________________

        To the Company:

                Dairy Mart Convenience Stores, Inc.
                One Dairy Mart Way
                300 Executive Parkway West
                Hudson, Ohio 44236
                Attn: Chief Executive Officer

or to such other person or address as any party shall specify by notice in writing to the party or parties entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day of delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, or (iii) if by next-day or overnight mail or delivery, on the next day following the day on which it was sent.

         11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each party hereto. No waiver by any party hereto at any time of any breach by any other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         12. ENTIRE AGREEMENT. This Agreement and the attached Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth in Section 13 hereof, supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.


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         14. CAPTIONS AND SECTION HEADINGS. Captions and Section headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

         15. FURTHER ASSURANCES. Each party hereto shall execute such additional documents and do such additional things as may be reasonably be requested by any other party to effectuate the purposes and provisions of this Agreement.


        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                        COMPANY:


                                        DAIRY MART CONVENIENCE STORES, INC.

                                        By:___________________________________

                                        Its:__________________________________


                                        EMPLOYEE:

                                        ______________________________________

                                        ______________________________________






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
Schedule A to Exhibit 10.32
DAIRY MART - RETENTION AGREEMENT MATERIAL TERMS SUMMARY
-------------------------------------------------------


                                                                    RETENTION
VP Class
--------
Gregg Budoi                  Chief Financial Officer                 $ 75,000
Alice Guiney                 VP, Human Resources                       83,750
Dale Valvo                   VP, Retail Ops. and Gas                  100,000

                                                                     --------
                                                                     $258,750
                                                                     ========


Director Class
--------------

None over $60,000